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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-47028) and Form S-8 (Nos. 333-54502, 333-54500,
333-47860, 333-47790, 333-47788, and 333-47786) of APW Ltd. of our report dated
February 28, 2001 relating to the financial statements of Mayville Metal Products Division of Connell Limited Partnership, which appears in the current report on Form 8-K of APW Ltd. dated April 20, 2001.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2001